UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(December 23, 2021)

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 23, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Sanmina Corporation (the “Company”) approved final bonuses under the Fiscal Year 2021 Corporate Bonus Plan (the “2021 Plan”) for the Company’s named executive officers. As previously disclosed, the 2021 Plan contains targets for the Company’s revenue, non-GAAP operating margin and cash flow from operations for fiscal 2021. The Company’s performance for fiscal 2021 was measured against these targets. Each 2021 Plan participant’s actual incentive compensation for fiscal 2021 was determined by reference to his or her target incentive compensation, the Company’s achievement against its targets and achievement of the participant’s individual/divisional performance goals for fiscal 2021. Target individual incentive compensation payable under the 2021 Plan to the named executive officers is expressed as a percentage of annual base salary, as shown below. The Committee retained the right under the 2021 Plan to terminate or amend the 2021 Plan in any respect, including increasing or decreasing individual incentive compensation targets, and could also adjust an individual’s incentive compensation up or down on a discretionary basis.

Shown below are the final bonus payments approved by the Committee for the named executive officers pursuant to the 2021 Plan:

Name and Position of	Base	Target Incentive Compensation Percentage (% of Base	Target Incentive Compensation (A)x(B)x100%	Maximum Incentive Compensation		Potential Incentive Compensation Using 130% Corporate Performance Factor (A)x(B)x130%(1)	Approved 2021 Incentive Compensation
Named Executive Officer	Salary(A)	Salary)(B)	($)(C)	($)(D)		($)(E)	($)(F)
Jure Sola	$1,125,000	150%	$1,687,500	$3,375,000	(2)	$2,193,750	$3,075,000	(3)
Chairman and Chief Executive Officer
Kurt Adzema	$500,000	80%	$400,000	$500,000	(4)	$520,000	$500,000	(4)
Executive Vice President and Chief Financial Officer
Dennis R. Young	$365,000	80%	$292,000	$365,000	(4)	$379,600	$365,000	(4)
Executive Vice President, Worldwide Sales
Alan McW. Reid	$350,000	80%	$280,000	$350,000	(4)	$364,000	$350,000	(4)
Executive Vice President, Global Human Resources

(1)	The Company’s achievement against its targets contained in the 2021 Plan resulted in a corporate performance factor of 130%.
(2)	Under the 2021 Bonus Plan, Mr. Sola’s maximum bonus is capped at 300% base salary.
(3)	Incentive compensation adjusted upwards by the Committee pursuant to the exercise of discretion afforded to the Committee under the 2021 Bonus Plan based on individual performance factors. In particular, despite continuing supply chain challenges that prevented the Company from shipping all product for which there was demand during fiscal 2021, Mr. Sola’s strong leadership resulted in the Company delivering a 15% increase in non-GAAP operating income, a 70 basis point increase in non-GAAP operating margin, a 30% increase in non-GAAP earnings per share and an increase in operating cash flow compared to fiscal 2020. Other factors considered by the Committee in applying such discretion were Mr. Sola’s focus on and prioritization of the safety and welfare of employees during pandemic conditions, which helped prevent plant closures and interruption of production, his efforts to drive continued investments intended to increase innovation and his progress on strategic initiatives to drive long-term stockholder value.
(4)	Maximum bonus capped at 100% base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President and Chief Financial Officer

Date: December 30, 2021